UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2005

Input/Output, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12961	22-2286646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Parc Crest Dr. Stafford, TX		77477
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Dismissal of Lawsuit

On September 2, 2005, the U.S. District Court for the Southern District of Texas, Houston Division, ordered that the former putative class action lawsuit styled Harold Read, individually and on behalf of all others similarly situated v. Input/Output, Inc, Robert P. Peebler, J. Michael Kirksey, and Michael K. Lambert be dismissed without prejudice.

On August 26, 2005, the Court ordered that all class allegations be stricken from the consolidated lawsuit, finding it apparent that no investor was willing to serve as lead plaintiff and, as a result, it was inappropriate to continue the lawsuit as a class action.  The individual plaintiffs in the consolidated case then filed voluntary motions to dismiss their individual claims in the lawsuit, which the Court granted on September 2, 2005.

The shareholder derivative lawsuit (Kovalsky v. Robert P. Peebler, et al., No. 2005-17565) that has been pending in the District Court of Harris County, Texas, 189th Judicial District, against certain of the Company’s officers and all of the members of its board of directors as defendants, and against the Company as a nominal defendant, remains pending in that Court.  The Kovalsky case is described in more detail in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005.

Hurricane Katrina

The Company’s Marine Imaging Systems Division operates from various locations and facilities, including 40,000 square feet of leased space in a facility located in Harahan, Louisiana, in the greater New Orleans metropolitan area.  The Company suspended its operations at this facility in preparation for Hurricane Katrina.  The Company has inspected and completed an initial assessment of the condition of this facility after Hurricane Katrina and has determined that the facility did not experience flooding or significant damage during or after the hurricane.

Operations at the facility remain temporarily suspended at this time as a result of employee evacuations, power failures and lack of related support services, utilities and infrastructure.  Although the Company is not able to predict at this time when full operations will resume at the affected facility, the Company is planning for the eventual resumption of facility operations, and anticipates commencing initial limited operational functions there in mid-to-late September.  The Company will continue to perform a detailed inspection of all facility components and equipment to ensure safety and operational effectiveness prior to start-up activities.

The Company has arranged for many of the functions performed at the facility to be temporarily performed at other Company facilities located in Houston, Texas and other locations.  At this time, the Company is unable to predict a date for restoration of full operations at the affected facility or the extent of any related delays or other interruptions in the Company’s business operations.

The Company maintains business interruption insurance and is assessing the application of coverage under the policy with regard to the current situation.

Although the Company continues to assess the impact of the situation on the Company’s results of operations, at this time management does not believe that the effects of the hurricane will cause the Company to revise its 2005 earnings guidance published on August 3, 2005.

The information contained in this report (i) is being furnished in accordance with Rule 100 under Regulation FD, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Exchange Act.

The information contained in this report contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act.  These forward-looking statements include, but are not limited to, the Company’s beliefs and intentions regarding the referenced lawsuits or any other lawsuit filed against it, assessment of damages to Company facilities, re-commencement of business activities, effects of interruption of business, and estimated future earnings per share.  Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitors’ product offerings and pricing pressures resulting therefrom; the ability of the Company to produce products to preserve and increase market share; risks associated with the corporate repositioning program of the Company; risks of significant payment defaults under extended financing arrangements with customers; risks of losing significant customers; risks of technological and marketplace changes affecting the Company’s product line and service offerings; and risks related to weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    September 6, 2005

INPUT/OUTPUT, INC.

By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and
Chief Financial Officer